FOR IMMEDIATE RELEASE

CONTACT:	Ned Mavrommatis	ned@id-systems.com
	Chief Financial Officer	Tel: 201-996-9000

I.D. Systems Appoints New Independent Director

Hackensack, NJ, October 15, 2008—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless asset management solutions, today announced that its Board of Directors has appointed Harold D. Copperman as a director of the company to fill the current vacant seat on the Board. Mr. Copperman is an independent director, as defined by the SEC and Nasdaq Stock Market, and will serve on the Board’s Audit, Compensation and Nominating Committees.

Mr. Copperman, age 61, has over 40 years of experience leading information technology companies. He has served as President and Chief Executive Officer of HDC Ventures, Inc., a management and investment group focusing on enterprise systems, software and services, since December 2001. From 1993 to 1999, Mr. Copperman served as Senior Vice President and Group Executive at Digital Equipment Corp., where he managed the company’s six computer systems business units and worldwide manufacturing and distribution operations. Mr. Copperman also has served as President and Chief Executive Officer of JWP, Inc.; President and Chief Operating Officer of Commodore Business Machines, Inc.; and Vice President and General Manager for Apple Computer, Inc.'s Eastern Operations. He also spent 20 years at IBM Corporation, where he held a variety of sales, marketing and executive positions. He holds a B.S. in Mechanical Engineering from Rutgers University and served as a Captain in the U.S. Army.

During his career, Mr. Copperman has served on numerous Boards of Directors, including the Boards of Directors of America Online Inc. and 800 Software Inc. Mr. Copperman currently serves on the board of directors of each of Avocent Corporation (NASDAQ: AVCT), a publicly traded company that delivers IT operations management solutions; AXS-One Inc. (OTCBB: AXSO), a publicly traded company that provides high performance records compliance management solutions; and Metastorm, Inc., a privately-held company that provides software for enterprise architecture, business process analysis and modeling and business process management.

“We are delighted to welcome Harry to our Board of Directors,” said Jeffrey Jagid, I.D. Systems’ chairman and CEO. “His experience guiding successful information technology companies, as well as his engineering and operations background, make him an outstanding fit with our organization. We expect Harry’s input and guidance will have a positive impact on I.D. Systems as we execute our strategy for growth.”

“I.D. Systems has developed an industry-leading technology, an outstanding customer base, and a first-class organization,” said Mr. Copperman. “I am optimistic about the company’s prospects and look forward to help guide the company as it moves forward to the next level of success and growth.”

As a result of Mr. Copperman's appointment as a director of I.D. Systems and a member of the Board's Audit Committee, a majority of the Board is once again comprised of independent directors in accordance with Nasdaq Marketplace Rule 4350(c)(1) and the Audit Committee is once again comprised of three independent directors in accordance with Nasdaq Marketplace Rule 4350(d)(2). On October 14, 2008, I.D. Systems informed Nasdaq of Mr. Copperman's appointment as a member of each of the Board and the Board's Audit Committee and received notice from the staff of Nasdaq of its determination that the Company complies with Nasdaq Marketplace Rules 4350 (c)(1) and 4350 (d)(2).

About I.D. Systems: Based in Hackensack, New Jersey, with European business offices in Düsseldorf, Germany, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets, including industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The company’s patented technology, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control, track, monitor and analyze their assets. For more information, visit www.id-systems.com.

“Safe Harbor” statement: This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the Company’s prospects for growth and the Company's ability to maintain compliance with the Nasdaq Marketplace Rules. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  These forward-looking statements are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.

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